SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

                        Current Report
               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):
                      December 15, 2004


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey                1-3215              22-1024240

(State or other             Commission        (I.R.S. Employer
jurisdiction                File Number)     Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
   (Address of principal executive offices)           (zip code)


Registrant's telephone number including area code: (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

Johnson & Johnson and Guidant Corporation have announced that they have entered into a definitive agreement whereby Johnson & Johnson will acquire
Guidant for $25.4 billion in fully diluted equity value.

A copy of the press release issued by Johnson & Johnson and Guidant on December 15, 2004 concerning the transaction is filed herewith as Exhibit 99.17 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate
Current Report on Form 8-K.

This material is not a substitute for the prospectus/proxy statement Johnson & Johnson and Guidant will file with the Securities and Exchange
Commission. Investors are urged to read the prospectus/proxy statement which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Johnson &
Johnson and Guidant (and a subsidiary thereof) with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Johnson & Johnson, One Johnson &
Johnson Plaza, New Brunswick, NJ 08933, Attention:
Investor Relations; or by directing a request when such a filing is made to Guidant Corporation, 111 Monument
Circle, #2900, Indianapolis, IN 46204-5129, Attention:
Investor Relations.

(c)  Exhibits

Exhibit No.       Description of Exhibit

99.17        Press Release dated December 15, 2004.



                            SIGNATURE



Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: December 16, 2004         By: /s/ Michael H. Ullmann
                                    Michael H. Ullmann
                                    Corporate Secretary